CUMMINS ENGINE COMPANY, INC.
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                                EXHIBIT 11
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              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
     FOR THE THIRD QUARTER ENDED OCTOBER 1, 1995 AND OCTOBER 2, 1994
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                                        Third Quarter         Nine Months
                                      _________________    _________________
                                      Weighted             Weighted
                                      Average    Net       Average    Net
Millions, Except per Share Amounts     Shares  Earnings     Shares  Earnings
__________________________________     ______  ________     ______  ________

1995
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Shares outstanding & net earnings       40.3    $ 46         40.7    $182
Options                                   .1       -           .1       -
                                        ____     ___         ____    ____
Used in the determination of
 primary and fully diluted
 earnings per share                     40.4    $ 46         40.8    $182
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                            $1.14                $4.47
                                               _____                _____
                                               _____                _____

1994
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Shares outstanding & net earnings       41.6    $ 62         41.1    $183
Options                                   .1       -           .2       -
                                        ____     ___         ____    ____
Used in the determination of
 primary and fully diluted
 earnings per share                     41.7    $ 62         41.3    $183
                                        ____     ___         ____    ____
                                        ____     ___         ____    ____
Primary and fully diluted
 earnings per share                            $1.48                $4.43
                                               _____                _____
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